UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549
____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act Of 1934

March 24, 2008
Date of Report (Date of earliest event reported)
___________________________________________________________

ACURA PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in Charter)
___________________________________________________________

State of New York	1-10113	11-0853640
(State of Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification Number)

616 N. North Court, Suite 120
Palatine, Illinois 60067
(Address of principal executive offices) (Zip Code)

(847) 705-7709
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e- 4(c))

Item 5.02    Departure of Directors or Certain Officers, Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Pursuant to an Employment Agreement dated March 18, 2007, Robert B. Jones has been appointed as our Senior Vice President and Chief Operating Officer. Mr. Jones’ employment will commence April 7, 2008.

From May, 2003 to March, 2008 Mr. Jones served first as Vice President, Finance and then as Vice President, Strategy and Business Analysis of Adolor Corporation, a biopharmaceutical company. From November, 2000 to May, 2003 he served first as Vice President, Finance and then as Chief Operating Officer of Opt-E-Scrip, Inc., a privately held personalized medicine company where Mr. Jones was responsible for all commercialization activities. Prior to that, Mr. Jones was Vice President, Sales and Marketing for Purepac Pharmaceutical Company. Prior to his experience with Purepac, Mr. Jones was Vice President, Marketing and Business Development for Endeavor Pharmaceuticals, Inc. and during the course of nine years with Burroughs Wellcome Company he held several roles of increasing responsibility in the finance and marketing departments. Mr. Jones received his M.B.A. from the University of North Carolina and a B.S. from Cornell University. Mr. Jones is 49 years of age.

The Employment Agreement provides that Mr. Jones will serve as our Senior Vice President and Chief Operating Officer commencing April 7, 2008 for a term expiring December 31, 2009. The term of the Employment Agreement provides for automatic one (1) year renewals in the absence of written notice to the contrary from us or Mr. Jones at least ninety (90) days prior to the expiration of the initial term or any subsequent renewal period. Mr. Jones’ base salary under the Employment Agreement is $290,000. Pursuant to the Employment Agreement Mr. Jones is eligible for annual bonuses of up to thirty percent (30%) of his base salary on the achievement of such targets, conditions, or parameters as may be set from time to time by the Board of Directors or the Compensation Committee of the Board of Directors. The Employment Agreement provides for our grant to Mr. Jones of stock options exercisable for up to 30,000 shares of Common Stock and for the grant of a Restricted Stock Unit Award providing for our issuance of up to 50,000 shares of Common Stock. Each of the stock options and Restricted Stock Units vest in equal monthly increments commencing May 31, 2008 and will be fully vested at December 31, 2009. The Employment Agreement contains standard termination provisions, including upon death, disability, for Cause, for Good Reason and without Cause. The Employment Agreement restricts Mr. Jones from disclosing, disseminating or using for his personal benefit or for the benefit of others, confidential or proprietary information (as defined in the Employment Agreement) and, provided we have not breached the terms of the Employment Agreement, from competing with us at any time prior to one year after the termination of his employment with us.

Item 8.01    Other Events.

On March 24, 2008 we issued a press release announcing the appointment of Robert B. Jones as Senior Vice President and Chief Operating Officer. A copy of the press release is furnished as Exhibit 99.1.

Item 9.01    Financial Statements and Exhibits.

Exhibit
Number	Description

10.1	Employment Agreement dated March 18, 2008 between Acura Pharmaceuticals, Inc. and Robert Jones.

99.1	Press Release dated March 24, 2008 Announcing Appointment of Mr. Robert Jones as Senior Vice President and Chief Operating Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ACURA PHARMACEUTICALS, INC.

By:	/s/ Peter A. Clemens
Peter A. Clemens
Senior Vice President & Chief Financial Officer
Date: March 24, 2008

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Employment Agreement dated March 18, 2008 between Acura Pharmaceuticals, Inc. and Robert Jones.

99.1	Press Release dated March 24, 2008 Announcing Appointment of Mr. Robert Jones as Senior Vice President and Chief Operating Officer.